UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 8, 2021

SENMIAO TECHNOLOGY LIMITED
(Exact name of registrant as specified in its charter)

Nevada	001-38426	35-2600898
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

16F, Shihao Square, Middle Jiannan Blvd. High-Tech Zone, Chengdu Sichuan, People’s Republic of China	610000
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: +86 28 61554399

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	AIHS	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On November 8, 2021, Senmiao Technology Limited, a Nevada corporation (the “Company”), entered into a Securities Purchase Agreement (the “Purchase Agreement”) with certain institutional investors (the “Investors”) pursuant to which the Company will sell to the Investors, in a private placement (the “Private Placement”), an aggregate of $5 million worth of securities of the Company, consisting of up to 5,000 shares (the “Preferred Shares”) of Series A Convertible Preferred Stock, par value $0.0001 per share (the “Series A Preferred Stock”) and warrants (the “Investor Warrants”) to initially acquire up to an aggregate number of shares of common stock of the Company, par value $0.0001 per share (the “Common Stock”) that equals to the number of shares of Common Stock to be issued upon conversion of the Preferred Shares at $0.68 per share (the “Initial Conversion Price”) (as exercised, collectively, the “Warrant Shares”). The purchase price for the Preferred Shares shall be $1,000 per each Preferred Share (and related Investor Warrant).

Pursuant to the certificate of designations for the Series A Preferred Stock (the “COD”), at any time after the initial issuance date, each holder shall be entitled to convert any portion of the outstanding Preferred Shares held by such holder into shares of Common Stock (the “Conversion Shares”) at Initial Conversion Price, which shall be adjusted to the greater of $0.41 per share (the “Floor Price”) or 85% of the closing bid price of the Company’s Common Stock reported on the NASDAQ Capital Market on the Applicable Date, which is the earlier of the first date on which the registration statement covering the resale of the Conversion Shares and Warrant Shares is declared effective by the Securities and Exchange Commission (the “SEC”) or the first date on which all such shares are eligible to be resold by the Investors pursuant to Rule 144 or Rule 144A promulgated under the Securities Act of 1933, as amended (the “Securities Act”).

The Investor Warrants have a term of five (5) years and are exercisable by the holders at any time after six months and one day of the date of issuance at an exercise price of $0.82 per share. The exercise price and the number of shares issuable upon exercise of the Investor Warrants are subject to an adjustment upon the occurrence of certain events, including, but not limited to, stock splits or dividends, business combinations, sale of assets, similar recapitalization transactions, or other similar transactions. The exercise price of the Investor Warrants are also subject to an adjustment in the event that the Company issues or is deemed to issue shares of Common Stock for less than the applicable exercise price of such Investor Warrants. However, the exercise price of the Investor Warrants shall not be lower than $0.7125 as a result of an adjustment, unless the Company has obtained the Stockholder Approval (as defined below). The exercisability of the Investor Warrants may be limited if, upon exercise, the holder or any of its affiliates would beneficially own more than 4.99%or 9.99% as the Investor chooses.

Pursuant to the terms of the Purchase Agreement, the Company shall either obtain the required stockholders’ consent and inform the stockholders of the Company by preparing and filing with the SEC an information statement no later than ninety (90) calendar days after the closing or hold a special meeting of stockholders of the Company (the “Stockholder Meeting”) no later than March 31, 2022 (the “Stockholder Meeting Deadline”), soliciting stockholders’ affirmative votes at the Stockholder Meeting for approval of resolutions providing for the approval of the issuance of the securities in this Private Placement in compliance with the rules and regulations of the Nasdaq Capital Market (the “Stockholder Approval”). The Company shall be obligated to seek to obtain the Stockholder Approval by the Stockholder Meeting Deadline. If, despite the Company’s reasonable best efforts the Stockholder Approval is not obtained on or prior to the Stockholder Meeting Deadline, the Company shall cause an additional Stockholder Meeting to be held on or prior to June 30, 2022 and shall cause an additional Stockholder Meeting to be held semi-annually thereafter until such Stockholder Approval is obtained.

In addition, each of the Investors shall have a fifty percent (50%) right of participation (on a pro-rata basis) in any debt or equity linked financings undertaken by the Company for one (1) year following the closing of the Private Placement. Further, starting from the date of the Purchase Agreement until sixty (60) days after the Applicable Date, the Company shall not, directly or indirectly, offer or issue any securities (or enter into any agreement with respect thereto) other than customary exceptions. The Company may also not enter into any variable rate transactions so long as any Preferred Shares remain outstanding.

In connection with the Private Placement, the Company and the Investors also entered into a registration rights agreement (the “Registration Rights Agreement”), pursuant to which the Company shall file with the SEC an initial registration statement to register the resale of the Conversion Shares and Warrant Shares no later than the 20th calendar day after the closing of the Private Placement. In addition, the Company shall use its best efforts to have such initial registration statement declared effective by the SEC as soon as practicable, which shall not be later than the 60th calendar day (or, if a full review by the SEC, the 110th calendar day) after the closing of the Private Placement, or 2nd business day after the date the Company is notified by the SEC that such registration statement will not be reviewed (such each effective deadline date, the “Applicable Effectiveness Deadline”). If the Company fails to have such registration statement such initial registration statement declared effective by the SEC before the Applicable Effectiveness Deadline, the Company shall pay to each Investor in cash one and a half percent (1.5%) of such Investor’s total purchase price paid to the Company in this Private Placement every month until such registration statement becomes effective with the SEC.

FT Global Capital, Inc. (“FT Global Capital”) acted as the exclusive placement agent in connection with this Private Placement pursuant to the terms of a placement agency agreement, dated November 7, 2021, between the Company and FT Global Capital (the “Placement Agent Agreement”). Pursuant to the Placement Agent Agreement, the Company agreed to pay FT Global Capital a cash fee equal to 7.5% of the aggregate proceeds received by the Company from the sale of its securities to the Investors. FT Global Capital is also entitled to additional tail compensation for any financings consummated within the 12-month period following the termination of the Placement Agent Agreement to the extent that such financing is provided to the Company by investors that FT Global Capital had introduced to the Company. In addition to the cash fees, the Company agreed to issue to the Placement Agent warrants to purchase an aggregate of up to 7.5% of the aggregate number of the Conversion Shares (the “Placement Agent Warrants”). The Placement Agent Warrants shall generally be on the same terms and conditions as the Investor Warrants, exercisable at a price of $0.68 per share, provided that Placement Agent Warrants will not provide for certain anti-dilution protections included in the Investor Warrants.

Each of our directors, executive officers and stockholders holding 5% or more of the total outstanding shares of the Company, shall enter into lock-up agreements by the closing of this offering that generally prohibit the sale, transfer, or other disposition of our securities (with certain exceptions), without the prior written consent of the placement agent, for a period of one hundred and sixty (160) days following the effectiveness date of the above mentioned registration statement.

The foregoing description of the COD, the Investor Warrant, the Purchase Agreement, the Registration Rights Agreement and the Placement Agent Agreement do not purport to be complete and are qualified in their entirety by reference to the full text of such agreements, copies of which are attached hereto as Exhibits 3.1, 4.1, 10.1, 10.2 and 10.3, respectively, and are incorporated herein by reference. Readers should review such documents for a complete understanding of the terms and conditions associated with these transactions.

Item 3.02 Unregistered Sales of Equity Securities.

The information contained in Item 1.01 of this Current Report on Form 8-K in relation to the issuance of the Company’s securities mentioned above is incorporated herein by reference.

The Company’s securities mentioned above have not been registered under the Securities Act, or the securities laws of any state, and are being offered and issued in reliance on the exemption from registration under the Securities Act afforded by Regulation D promulgated thereunder.

Item 7.01 Regulation FD

The Information in Item 1.01 and Item 3.02 above is hereby incorporated by reference into this Item 7.01. On November 8, 2021, the Company issued a press release announcing the pricing of this Private Placement. A copy of the press release announcing the pricing of this offering is filed as Exhibit 99.1 hereto and is incorporated by reference.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description
3.1	Certificate of Designations of Series A Convertible Preferred Stock
4.1	Form of the Investor Warrant
10.1	Form of Securities Purchase Agreement
10.2	Form of Registration Rights Agreement
10.3	Placement Agent Agreement dated November 7, 2021
99.1	Press Release dated November 8, 2021

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SENMIAO TECHNOLOGY LIMITED

Date: November 8, 2021	By:	/s/ Xiaoyuan Zhang
	Name:	Xiaoyuan Zhang
	Title:	Chief Financial Officer